STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      INTERACTIVE MEDIA CONSOLIDATED, INC.

     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation is INTERACTIVE MEDIA CONSOLIDATED, INC. (the "Corporation").

     SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation is authorized to issue is 1500 shares, No Par Value, itemized as follows:

          SERIES        NUMBER OF
CLASS    (IF ANY)       SHARES            PAR VALUE/SHARE
Common                    1500             No Par Value

     FIFTH: The name and mailing address of the incorporator is as follows:

                       Candace Lynn Bell, Esq.
                       c/o Kavinoky & Cook, LLP
                       120 Delaware Avenue
                       Buffalo, New York  14202

     SIXTH: The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent allowed under the laws of the State of Delaware in effect as of the date of this Certificate. This provision shall not eliminate the personal liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, I have hereunto signed this Certificate of Incorporation this 3rd day of July, 1998.


                                         /s/ Candace Lynn Bell
                                         -------------------------------------
                                         Candace Lynn Bell, Esq., Incorporator